Exhibit 99.1

Watsco, Inc. Launches Joint Venture with Carrier Corporation

Joint Venture Enhances Leadership Position

With Added Locations, Products & Markets

COCONUT GROVE, FLORIDA, July 1, 2009 – Watsco, Inc. (NYSE:WSO) today announced the completion of its previously announced transaction with Carrier Corporation to form a joint venture named Carrier Enterprise LLC. Watsco’s consolidated revenues on a pro-forma basis were $3 billion in 2008.

Carrier Enterprise represents a transformational event in the Company’s history, substantially increasing Watsco’s leading market position, adding new product lines, new markets, new brands and significantly expanding Watsco’s presence in the U.S. Sunbelt where HVAC products are an important necessity. The Company believes the replacement market for HVAC products is poised for long-term growth as the existing installed base ages, and more energy-efficient solutions become available to homeowners and businesses. Further, recently published industry data suggests there is substantial pent-up demand for replacement of residential air conditioning and heating systems, offering long-term potential for growth as macroeconomic conditions normalize.

Watsco’s origins in the HVAC market date back over 60 years and today operates as the largest distributor in the highly fragmented $26 billion HVAC distribution industry, which has approximately 1,300 distributors in the U.S. The Company now operates from 505 locations in 34 states and Puerto Rico, serves over 50,000 contractor customers and has a team of over 4,500 employees, representing an unrivaled competitive position in the marketplace in terms of products, locations, customer relationships and availability of capital to grow its business.

Carrier Enterprise adds considerable product depth to the markets Watsco serves. New to most of Watsco’s current markets, Carrier Enterprise offers a strong lineup of premium-level products under the flagship “Carrier” and “Bryant” brands that incorporate the latest energy-efficiency technology. Carrier Enterprise also sells “Payne” brand air conditioning and heating systems at all locations, a value-oriented brand manufactured by Carrier. According to the U.S. Department of Energy, heating and cooling products account for about 56% of the energy use in a typical U.S. home. The broad variety of energy-efficient Carrier manufactured HVAC systems covers the entire price and feature spectrum. With an estimated 120 million existing single-family homes in the U.S., most of which have central air conditioning and heating systems, there is considerable opportunity to replace existing systems with more energy-efficient products.

Recent legislation included in the American Recovery and Reinvestment Act of 2009 provides tax credits to homeowners that choose qualifying energy-efficient air conditioning and heating systems. The primary tax credit is 30% of the consumer’s cost, up to $1,500 for qualifying air conditioners and furnaces installed during 2009 and 2010. This tax credit, combined with rebates offered by local utility companies, provides an economically feasible opportunity for consumers to upgrade existing systems. Recent trends in sales mix indicate this stimulus is having a beneficial impact, and Watsco possesses the most competitive market position in the industry to take advantage of this important component of energy-conservation efforts in the coming years.

Carrier Enterprise locations have historically concentrated on the sale of Carrier-manufactured equipment products and related parts, representing over 90% of current volume. As part of Watsco, Carrier Enterprise locations will have the opportunity to sell additional parts, supplies and other complementary accessories through its existing operating structure, leveraging existing customer relationships and costs. Watsco is the largest distributor of such products and Carrier Enterprise will have the opportunity to leverage existing long-term vendor relationships. Enhancing Carrier Enterprise’s non-equipment offering will provide an immediate competitive advantage versus other distributors in the market and add a new level of service to its 19,000 contractor customers. This improved level of service provides needed convenience, especially to replacement contractors, expands customer traffic and thereby offers potential for higher sales of equipment. Carrier Enterprise also provides Watsco an additional platform for future growth with the potential of adding new locations through acquisition or new store openings.

Watsco’s unique, entrepreneurial culture is expected to help Carrier Enterprise’s seasoned leadership team drive sales growth and profitability beyond current levels. Carrier Enterprise will operate on a decentralized basis and continue to be led by its existing management team, a cornerstone of Watsco’s operating strategy. Carrier Enterprise’s team will be empowered to make marketing and operational decisions tailored to the particular needs of their local customers. With this joint venture, Watsco’s talent base is significantly expanded providing an even greater competitive advantage in the HVAC distribution industry. Carrier Enterprise’s core management team averages over 20 years of industry experience.

Albert Nahmad, Watsco’s Chairman and Chief Executive Officer, noted: “This is a blockbuster event for our Company as we are almost doubling our size and scale in the marketplace. We view our partnership with Carrier, the world’s largest provider of HVAC solutions, as an important strategic alliance and as recognition of our long-term track record and commitment to performance. The combination of opportunities presented – more products, more locations, more talent, more customer relationships – matched with our intense commitment to growth in sales, profitability and cash flow is about as exciting as it gets.”

Mr. Nahmad added: “We have also substantially increased our footprint and product offerings in the U.S. Sunbelt where air conditioning is a necessity. We strongly believe that we have a distinct, competitive advantage to serve this market as demand for replacement systems normalizes in the coming years. Further, any level of recovery in the new housing market will also benefit sales and profitability. Over the next several years, we see a substantial opportunity to expand Carrier Enterprise’s historical operating margin to something much greater not to mention taking advantage of an improving macroeconomic environment with Watsco’s considerably larger scale.”

Carrier Enterprise will also mark Watsco’s first entry into international markets with the addition of Carrier InterAmerica Corporation, and Carrier Puerto Rico, each a subsidiary of Carrier Enterprise. Together they offer a full array of air conditioning and heating equipment in parts of Latin America, the Caribbean and Puerto Rico, and offer potential to leverage their existing customer base with complementary accessories as part of Watsco. Carrier Enterprise will also significantly expand Watsco’s presence in the light commercial market for air conditioning and heating products, with an opportunity to add other ancillary light commercial accessories to the sales mix, enhancing revenues and operating margins.

Watsco owns 60% of Carrier Enterprise with options to purchase an additional 20% interest from Carrier in future years. Watsco issued 3,080,469 shares of common stock to Carrier and contributed 15 locations that presently sell Carrier-manufactured products as consideration for its 60% interest. Carrier Enterprise has executed a $75 million revolving credit agreement to fund its working capital needs and growth initiatives.

Mr. Nahmad added: “Our conservative mindset toward our balance sheet has provided the ability to execute such a transformational transaction in the current economic environment. Also, in owning a stake in the joint venture, and by virtue of their ownership of Watsco shares, we believe Carrier has demonstrated its long-term commitment to the joint venture and its overall success. We continue to have a healthy appetite, and the financial capacity, for additional opportunities to build our network well beyond its current scope.”

Watsco is the largest distributor of air conditioning, heating and refrigeration equipment and related parts and supplies in the HVAC/R industry, currently operating 505 locations serving over 50,000 customers in 34 states, Puerto Rico, Latin America and the Caribbean. The Company’s goal is to build a network of locations that provide the finest service and product availability for HVAC/R contractors, assisting and supporting them as they serve the country’s homeowners and businesses. Additional information about Watsco may be found on the Internet at http://www.watsco.com.

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive market, regulatory and other factors, including, without limitation, the effects of supplier concentration, competitive conditions within Watsco’s industry, seasonal nature of sales of Watsco’s products, insurance coverage risks and final GAAP adjustments. Forward-looking statements speak only as of the date the statement was made. Watsco assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Detailed information about these factors and additional important factors can be found in the documents that Watsco files from time to time with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K.